                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                                                             200.83 AND 230.496.


                              DISTRIBUTOR AGREEMENT


     Agreement between MEDIA GENERAL FINANCIAL SERVICES, INC., a Virginia Corporation with its principal place of business at 333 East Franklin Street, Richmond, Virginia, 23219 ("Media"), and HOOVER'S, INC, a Delaware Corporation, with its principal place of business at 1033 La Posada Drive, Suite. 250, Austin, Texas 78752 ("HOOVERS").

            1. Subject to the terms and conditions of this Agreement, Media hereby grants to HOOVERS a non-exclusive license to install, market and distribute certain elements of Media's US common stock database specifically and only through HOOVER'S products and services described in EXHIBIT I attached hereto and incorporated herein by reference. The data elements licensed, hereinafter referred to as "Media data", are shown in EXHIBIT II, attached hereto and made a part hereof. The licensed Media data shown in EXHIBIT II of this Agreement may be utilized, in part, or in whole, in the HOOVER'S products and services as described in EXHIBIT I under the terms and conditions shown in
EXHIBIT III. In addition to the license granted hereunder for use of the Media data through HOOVER's products and services set forth in EXHIBIT I, HOOVERS may develop and market other products utilizing the Media data as the parties mutually agree to add to this Agreement by additional specific Amendments, subject to the provisions of Paragraph 14 hereof.

     Media reserves the right to modify its data files from time to time in its sole discretion. Media shall give HOOVERS sixty (60) days prior written notice if any such change will affect the Media data and/or delivery format.

     The Media data will be available to HOOVERS via File Transfer Protocal
(FTP) and in such format as shall be mutually agreed upon. Media will prepare the Media data on a mutually agreeable production schedule and deliver the Media data to HOOVERS on a daily frequency.

     Media shall have no liability for delays or non-performance occasioned by causes beyond its control, including but not limited to acts of God, fires, inability to obtain materials, strikes or other labor actions, breakdown of equipment, delays or shutdowns of carriers or suppliers, and government acts or regulations.

     2(a). Media represents and warrants to HOOVERS that the Media data as delivered to HOOVERS or its production agent does not and will not infringe upon or violate any patent, copyright, trade secret or any other proprietary rights of any third party. In the event of any claim, suit or action by any third party against HOOVERS arising out of Media's breach of the foregoing representation and warranty, HOOVERS shall promptly notify Media, and Media shall defend such claim, suit or action in HOOVERS's name but at Media's expense under Media's control. Media shall indemnify and hold

                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                                                             200.83 AND 230.496.


harmless HOOVERS against any loss, cost or damage, expense or liability arising out of such claim, suit or action (including litigation costs and reasonable attorneys fees) whether or not such claim, suit or action is successful. Should any material and/or information constituting the Media data become, or in Media's opinion be likely to become, the subject of a claim for infringement, Media may authorize the continued use of, replace, remove, or modify such material and/or information to render it non-infringing, provided that Media will attempt to acquire rights for HOOVERS to continue using the Media data or substantially similar data.

     (b) HOOVERS represents and warrants to Media that neither the reformatting, the means of presentation, nor any errors in the presentation of the Media data on or through the HOOVERS products and services will cause the Media data to infringe upon or violate any patent, copyright, trade secret or any other proprietary rights of any third party, or otherwise subject Media to liability. In the event of any claim, suit or action by any third party against Media arising out of HOOVERS's breach of the foregoing representation and warranty, Media shall promptly notify HOOVERS, and HOOVERS shall defend such claim, suit or action in Media's name but at HOOVERS's expense under HOOVERS's control. HOOVERS shall indemnify and hold harmless Media against any loss, cost or damage, expense or liability arising out of such claim, suit or action (including litigation costs and reasonable attorneys fees) whether or not such claim, suit or action is successful.

     (c) Media bases its data on sources believed by it to be reliable and will endeavor to ensure that the data contained in the licensed Media data are complete, accurate and timely. However, Media does not represent, warrant, or guarantee such completeness, accuracy and timeliness, and it shall have no liability of any kind whatsoever to HOOVERS, to any of HOOVERS's customers, or to any other party, on account of any incompleteness of, inaccuracies in or untimeliness of the Media data provided hereunder, or for any delay in reporting such data. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF ANY KIND WITH RESPECT TO THE DATA PROVIDED UNDER THIS AGREEMENT. Nothing herein is intended to create an indemnity by HOOVERS in favor of Media for claims by third parties arising out of or in connection with HOOVERS's use of the Media data.

     (d) HOOVERS shall insure that the Media data displayed shall be clearly identified as provided by Media. For Media data displayed in a hard copy format, Media will require the following attribution: "Source: Media General Financial Services, Inc. For Media data displayed on web site or terminal screen, Media will require the same source attribution as above as well as the presentation of the Media corporate logo. In addition, Media will require a hypertext link to its web site at WWW.MGFS.COM from the electronic sourcing attribution. In addition, in materials that describe the sources of data in

                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                                                             200.83 AND 230.496.


HOOVERS products and services, HOOVERS must provide an appropriate disclaimer approved by Media and containing a paraphrase of the language contained in subparagraph 2(c) above.

     3. The purpose of providing the Media data to HOOVERS is to develop further use of the Media data in the markets served by HOOVERS. Any use of the Media data by HOOVERS or its agents not expressly authorized herein must be mutually agreed upon via additional amendments, subject to paragraph 14 hereof.

     4 (a). HOOVERS will perform all necessary accounting, billing and collection for use of Media data. For the license granted to HOOVERS by Media to offer Media data through the products and services set forth in EXHIBIT I, HOOVERS shall pay to Media a monthly royalty based on HOOVERS "net revenue" (where "net revenue" shall mean HOOVERS gross monthly revenue net of advertising agency commissions).

The royalty fee to Media is based on the following:

- For months [*] of contract term, Media shall be paid [*] of HOOVERS "net revenue" each month.

- For months [*] of contract term, Media shall be paid [*] of HOOVERS "net revenue" each month.

     (b)    HOOVERS shall pay such royalties to Media on or before the thirtieth
(30th) day after the end of the month in which the royalties shall accrue, and if any payment due hereunder is not received by Media within that period, Media shall have the option to discontinue providing the Media data and of terminating this Agreement should such payment not be received within thirty (30) days after written notice to HOOVERS. Each monthly royalty payment by HOOVERS for use of the Media data shall be accompanied by a royalty statement showing the confidential detailed computation of the royalty then due. Where the HOOVERS product is offered on a third party service, HOOVERS will furnish to Media only a summary of such usage information as it receives from the third party provider.

     (c) At Media's option and no more than once per year, an independent auditor selected by Media may inspect and audit during regular business hours and with advance notice of at least thirty (30) days, no more than once annually, those records of HOOVERS that specifically relate to the computation of the royalty due Media hereunder, for the purpose of verifying the accuracy of the royalty payments made to Media and the accuracy of HOOVERS's reports specified in Paragraph 4(b). Such right of inspection shall exist during the term of this Agreement and for one (1) year after any termination hereof. All information gained by Media or its authorized representatives from such inspections will be used solely for the purpose of verifying the accuracy of the computation of the royalties and enforcement of


--------
         * Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                                                             200.83 AND 230.496.


this Agreement and otherwise will be kept in strict confidence. Media shall pay the fees of any accountant selected pursuant to this subparagraph, unless the results of audit show a deficiency of more than five percent (5%) in royalty payments made to Media hereunder, in which case, in addition to the deficiency, which shall be due immediately in any event, HOOVERS shall pay the reasonable costs of such audit, not to exceed the amount of the deficiency.

     5. HOOVERS agrees that its client/customer agreements contain provisions prohibiting the resale or redistribution of the data obtained from the HOOVERS service (which include the Media data). HOOVERS represents and warrants to Media that it assumes all responsibility for the accuracy, integrity and support of its software that utilizes the Media data.

     6. HOOVERS will provide Media [*] access to all the licensed Media data in the products and services, as described in EXHIBIT I, for purposes of monitoring use of the Media data. HOOVERS shall have [*] for Media access to third party services and products containing Media data as part of HOOVERS, but does have an obligation to disclose the names of these third party services and products upon request by Media, under the provisions of Paragraph (1) of this Agreement. Media will allow HOOVERS reasonable access [*] to the Media data for applications development, sales demonstrations, sales promotion (including sampling) and for other requirements in connection with HOOVERS's effort to market approved products and services which contain the Media data.

Media acknowledges that third-party on-line systems who carry HOOVERS' products and services may allow certain parties [*] access to such information without the consent of or [*] HOOVERS. HOOVERS will have no responsibility to account for or [*] on such access.

     7. HOOVERS represents and warrants that the Media data supplied hereunder shall be used and released by HOOVERS, its employees, and its agents only in accordance with the terms of this Agreement and in furtherance thereof. Bulk sales or distribution of the Media data by itself in any form to any other person or institution for any purpose are not permitted.

     8. Any use of the names or marks of either party in connection with promotional activities, advertising, or other use shall be subject to the prior written approval of the other party. Notwithstanding anything contained herein to the contrary, both parties have the right to disclose that is has entered into this Agreement.


     9. HOOVERS acknowledges that the Media data in the form delivered represent proprietary business information and that its utilization of the Media data is strictly limited in accordance with this

--------
         * Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                                                             200.83 AND 230.496.


Agreement. Specific references by HOOVERS that the Media data has any predictive value for the purpose of enhancing investment returns are strictly prohibited.

     10. HOOVERS acknowledges that the Media data consist of factual information gathered, selected and arranged by Media by special methods and at considerable expense; that the Media data, and all titles, formats and other descriptive headings associated herewith, are and at all times shall be, the sole property of Media, and that neither HOOVERS nor any of its agents in any capacity shall sell or otherwise dispose of or distribute the Media data, or any portion thereof, to others at any time, either during or after the expiration of this Agreement, except as permitted by the terms hereof. Upon notice thereof, HOOVERS will act promptly to prevent any breach or continuation of a breach by a subscriber or any of its agents of the provisions of this Agreement, or its subscriber agreements, such action to include termination of services if required by Media.

     11. HOOVERS expressly recognizes and acknowledges that its covenants set forth in Paragraphs 5, 6, 7, 8, 9, and 10 are reasonable requirements of Media in the protection of substantial business interests. HOOVERS further acknowledges that the remedy at law for breach of any of its undertaking in said paragraphs would be inadequate and that, in addition to all other remedies provided by law, Media shall be entitled to injunctive relief restraining any breach or threatened breach. HOOVERS's liability for breach of this Agreement and for sums due to Media hereunder shall survive any termination hereof.

     12. (a) Subject to the terms and conditions described below, the term of this Agreement shall be for a period of [*] from the effective date of this Agreement, specified in Paragraph 19. At the end of the initial [*] period, this Agreement will be automatically renewed [*], unless either party gives to the other written notice of termination at least [*] days prior to the expiration of the initial term, or any renewal term, as the case may be. Upon termination of this agreement for any reason other than non-payment, HOOVERS may, upon request and notification to Media, continue to use the Media data only in its existing non-electronic hard copy, physical products and those non-electronic hard copy, physical products under preparation for a period of [*] from the date of termination. During this [*] period, all royalties due Media will continue to accrue and will be payable to Media as set forth in this Agreement. Following the expiration of this [*] period, HOOVERS shall purge all Media data from its systems and the systems of its third parties and make no further use of the Media data in any form, except that HOOVERS may continue to hold the Media data only in its archive of hard copy and physical products.


--------
         * Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                                                             200.83 AND 230.496.


Notwithstanding the termination or expiration of this Agreement, the rights and obligations under Paragraphs 2, 4, 5, 6, 7, 8, 9, 10, 11 and 12 shall survive and continue and bind the parties and their legal representatives and permitted assigns.

            (b) Either Media or HOOVERS may terminate this Agreement and the license conferred hereunder as follows:

            (i)  Media may terminate as specified in Paragraph 4(b).

            (ii) Either party may terminate if the other breaches any other term or covenant of this Agreement, and such breach continues unremedied for sixty
(60) days after written notice to the party in breach by the other party.

     13. All marketing and promotional references to Media or the Media data to be used by HOOVERS in its efforts to market HOOVERS's approved products and services involving use of the Media data shall be subject to the prior written approval of Media, which shall not be unreasonably withheld, within five (5) days of HOOVERS's submission to Media of such materials. If Media does not respond within five (5) days, HOOVERS may consider the materials approved by Media.

     14. All notices, payments and other communications permitted or required by this Agreement shall be in writing addressed as follows:

     (a)    MEDIA GENERAL FINANCIAL SERVICES, INC.
            333 EAST FRANKLIN STREET
            RICHMOND, VIRGINIA 23219
            ATTN: Dennis H. Cartwright, President & CEO

     (b)    HOOVERS INC.
            1033 LA POSADA DRIVE, STE 250
            AUSTIN, TEXAS 78752
            ATTN: Elisabeth Demarse, EVP

Either party may change its address for such matters by notice given in the manner prescribed above. If sent by certified or registered mail, notices shall be effective three business days after posting; otherwise, notices shall be effective upon receipt by the other party.

     15. This Agreement represents the entire understanding between HOOVERS and Media as to the subject matter hereof. Any amendments or additions hereto shall be only in writing executed by the parties.

     16. This Agreement is made in, and shall be governed by and construed in accordance with the laws of the State of Virginia.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                                                             200.83 AND 230.496.


     17. No rights or duties hereunder may be transferred or assigned by either party in any manner without the written approval of the other party in its sole discretion, other than to a subsidiary, parent or other affiliate of the transferring or assigning party.

     18. No waiver of any breach of any term or condition herein shall be deemed to be a waiver of any subsequent breach of any term or condition. Failure or delay by either party in exercising any right or authority hereunder shall not be construed as a waiver of such right or authority.

     19.    This Agreement shall become effective on June 1, 1999.

     20. The existing agreement, and all Amendments thereto, between HOOVERS and Media dated June 1, 1996 is terminated effective May 31, 1999.


MEDIA GENERAL FINANCIAL SERVICES, INC.        HOOVER'S, INC.
333 EAST FRANKLIN STREET                      1033 LA POSADA DRIVE, STE 250
RICHMOND, VIRGINIA 23219                      AUSTIN, TEXAS 78752

By:  /s/ Dennis Cartwright                  By:  /s/ Elisabeth DeMarse
    ----------------------------------         --------------------------------
Title:   President and CEO                  Title:   Executive Vice President
      --------------------------------            -----------------------------


Date:    May 13, 1999                       Date:    April 12, 1999
     ---------------------------------            -----------------------------

                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                                                             200.83 AND 230.496.


                                    EXHIBIT I

                           PRODUCTS & SERVICES EXHIBIT



     I. HOOVER'S COMPANY CAPSULES - contain information on more than 13,500 public and private enterprises in the United States and around the world. The capsules, which consist of basic company and financial information and selected web links, are the core component of the free, advertising-supported portion of Hoover's Company information. Key components include full legal company name, address, overview, top 3 competitors, related links, key numbers and key people.

     II. HOOVER'S COMPANY PROFILES - contain information on over 3,500 of the largest, fastest growing, and most influential companies. The profiles provide a strategic overview, history, news links, officers and directors, products and operations information, a comprehensive list of key competitors and financial history.

     III. HOOVER'S ONLINE (WWW.HOOVERS.COM) - flagship web site that provides business information through links to news, lists, stock quotes, and other products such as Hoover's Industry Snapshots. Hoover's offers more than 13,500 company capsules for free, and more than 3,500 company profiles available via online subscription. The profiles cover US and foreign public and nonpublic companies and are written to executives, investors, job seekers, sales people, consumers and scholars.

     IV. STOCKSCREENER - an Internet-based service that allows users to select and screen US equities based on financial criteria. The service consists of two parts: (1) the Search Page, and (2) the Results Page. The service will be a stand-alone web site accessible through at www.stockscreen.com.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                                                             200.83 AND 230.496.


                                   EXHIBIT II

                                  DATA EXHIBIT

On all companies in the "then current" Media database, 3 digit MG industry group and major market level, Media will provide, where available, data from its US Common Stock database as described below.

Media does not guarantee that all data are available for all companies over all historical periods requested and shall have no responsibility to HOOVERS under this Agreement to provide any missing and/or incomplete data on any companies.

This EXHIBIT II contains breakdown of licensed data to be used specifically and only in the products and services set forth in EXHIBIT I.

I.   HOOVER'S COMPANY CAPSULES -

     1.   Current Annual Sales
     2.   Current Annual Net Income-Total Operations
     3.   Annual Sales - 1 year ago*
     4.   Annual Net Income-Total Operations - 1 year ago*

     *Hoovers calculates a 1 year growth rate for each of these figures for inclusion in Capsule.

     Hoover's and Media agree to expand the data elements offered under the Capsule to include an additional group of 25 Media data elements available from current data feed. The specific group of 25 data elements to be selected and made part of this Agreement under an Appendix at some future date.

II.  HOOVER'S COMPANY PROFILES -

     1.     Last 10 Years of Annual Sales*
     2.     Last 10 Years of Net Income-Total Operations
     3.     Last 10 Years of EPS- Diluted from Total Operations
     4.     Last 10 Years of High Stock Price
     5.     Last 10 Years of Low Stock Price
     6.     Last 10 Years of Close Stock Price
     7.     Last 10 Years of Annual Dividend per share
     8.     Latest Annual Cash*
     9.     Latest Annual LT Debt
     10.    Latest Annual Shares Outstanding
     11.    Last 10 Years of Net Profit Margin*
     12.    Last 10 Years of High P/E
     13.    Last 10 Years of Low P/E
     14.    Last 10 Years of Book Value per share
     15.    Latest Annual Debt Ratio
     16.    Latest Annual ROE
     17.    Latest Annual Current Ratio*
     18.    Latest Annual Dividend Yield
     19.    Latest Annual Dividend Payout
     20.    Latest Annual Market Value

     *For any "Asset-based" Profile, Hoovers may substitute indicated fields with the following:

     1.     Last 10 Years of Annual Assets for II.#1 above
     2.     Last 10 Years of ROA for II.#11 above
     3.     Latest Annual Equity as % of Assets for II#8 above
     4.     Latest Annual ROA for II.#17 above
     5.     Latest Annual Sales - additional field.

     Additional items may be added to Profile under this Agreement:
     1.     Latest Annual Revenue per Employee
     2.     Latest Annual Earnings per Employee
     3.     Latest Annual Interest Coverage
     4.     Latest Annual Price/Free Cash Flow

                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                                                             200.83 AND 230.496.


III. HOOVER'S ON-LINE-
     A.     Data as described above under Capsule and Profile sections.
     B. Media data as included in "Named" or similarly named sections of web site in the future:

     i)Free Financial Information-Summary Annual & Quarterly Financials
     1.     Last 3 annuals and last 5 quarters of Sales
     2.     Last 3 annuals and last 5 quarters of CGS
     3.     Last 3 annuals and last 5 quarters of Gross Profit
     4.     Last 3 annuals and last 5 quarters of Gross Profit Margin(%)
     5.     Last 3 annuals and last 5 quarters of SG&A Expense
     6.     Last 3 annuals and last 5 quarters of Operating Income
     7.     Last 3 annuals and last 5 quarters of Operating Income Margin(%)
     8.     Last 3 annuals and last 5 quarters of Total Net Income
     9.     Last 3 annuals and last 5 quarters of  Net Income Margin(%)
     10.    Last 3 annuals and last 5 quarters of EPS-Diluted from Total
            Operations
     11.    Last 3 annuals and last 5 quarters of Cash
     12.    Last 3 annuals and last 5 quarters of Net Receivables
     13.    Last 2 annuals and last 5 quarters of Inventories
     14.    Last 3 annuals and last 5 quarters of Total Current Assets
     15.    Last 3 annuals and last 5 quarters of Total Assets
     16.    Last 3 annuals and last 5 quarters of Short-Term Debt
     17.    Last 2 annuals and last 5 quarters of Total Current Liabilities
     18.    Last 3 annuals and last 5 quarters of Long-Term Debt
     19.    Last 3 annuals and last 5 quarters of Total Liabilities
     20.    Last 3 annuals and last 5 quarters of Common Stock Equity
     21.    Last 3 annuals and last 5 quarters of Shares Outstanding

     Additional items may be added to this section under this Agreement:
     1. Last 3 annuals and last 5 quarters of EPS-Basic from Total Operations

     ii) Subscription-based Financial Information - Current Information on Companies
     1.     Last Close Price
     2.     52 Week High Price
     3.     52 Week Low Price
     4.     60 Month Beta
     5.     Current Market Value
     6.     Latest Indicated Dividend Rate
     7.     Latest Dividend Yield
     8.     # of Institutional Holders
     9.     Latest Short Interest Ratio
     10.    Latest Price/Sales
     11.    Latest Price/Book
     12.    Latest Price/Earnings
     13.    Latest Price/Cash Flow
     14.    Latest ROA
     15.    Latest ROE
     16.    Latest Current Ratio
     17.    Latest LT Debt to Equity
     18.    % Shares Owned by Institutions
     19.    Latest Net Insider Transactions
     20.    1 Year, 3 Year and 5 Year Sales Growth Rate
     21.    1 Year, 3 Year and 5 Year EPS Growth Rate
     22.    1 Year, 3 Year and 5 Year Dividend Rate
     23.    Latest Shares Outstanding
     24.    Alpha
     25.    Avg Daily Volume-52 Weeks
     26.    Float

     Additional company items may be added to this section under this Agreement:
     1.     3 and 4 digit SIC code
     2.     DRIP Indicator
     3.     Direct Purchase Plan Indicator
     4.     Latest Revenue per Employee
     5.     Latest Earnings per Employee
     6.     Latest Interest Coverage

                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                                                             200.83 AND 230.496.


     7.     ROE-5 Yr Avg
     8.     ROA-5 Yr Avg
     9.     ROIC-5Yr Avg
     10.    Gross Margin-5 Yr Avg
     11.    Pre-Tax Margin-5Yr Avg
     12.    Net Margin-5 Yr Avg
     13.    Latest Price to Cash Flow
     14.    Latest Dividend Payout
     15.    5 Yr Avg Dividend Yield
     16.    1 Year, 3 Year and 5 Year Cap Spending Grw Rate
     17.    Short Interest Shares - 4mos
     18.    %Short Interest/Shares Out-4mos
     19.    %Short Interest/Float-4mos
     20.    # Insider buyers*
     21.    # Insider Sellers*
     22.    # of Shares purchased Insiders*
     23.    # of Shares bought by Insiders*
     24.    4, 13, 26, 52 and WTD Price % change
     25.    4, 13, 26, 52 and WTD price change v. S&P500
     26.    Latest 12 mo Dividend per share

     *This data will be added to Hoover's feed at some future time once MGFS has these items integrated within its database.

Under this Agreement, Hoover's may offer the Current Information section on company level for free on web site only.

     Comparison Data (Company, Industry and Market level)
     1.     Latest Gross Profit Margin
     2.     Latest Pre-Tax Profit Margin
     3.     Latest Net Profit Margin
     4.     Latest ROE
     5.     Latest ROA
     6.     Latest ROIC
     7.     Latest Price/Sales
     8.     Latest Price/Earnings
     9.     Latest Price/Book
     10.    Latest Price/Cash Flow
     11.    Latest Days of Sales Outstanding
     12.    Latest Inventory Turnover
     13.    Latest Days CGS in Inventory
     14.    Latest Asset Turnover
     15.    Latest Net Receivable Turnover
     16.    Latest Effective Tax Rate
     17.    Latest Current Ratio
     18.    Latest Quick Ratio
     19.    Latest Leverage Ration
     20.    Latest Total Debt/Equity
     21.    Latest Interest Coverage
     22.    Latest Revenue per share
     23.    Latest Diluted EPS-Total Operations
     24.    Latest Dividends per share
     25.    Latest Cash Flow per share
     26.    Latest Working Capital per share
     27.    Latest LT Debt per share
     28.    Latest Book value per share
     29.    Latest Total Assets per share
     30.    1 Year Sales, Net Income, EPS and Dividend Growth Rate
     31.    3 Year Sales, Net Income, EPS and Dividend Growth Rate

     Additional company, industry and market level items may be added to this section under this Agreement:
     1.     Latest Revenue per Employee
     2.     Latest Earnings per Employee
     3.     Latest Interest Coverage
     4.     ROE-5 Yr Avg
     5.     ROA-5Yr Avg
     6.     ROIC-5Yr Avg
     7.     Gross Margin-5 Yr Avg

                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                                                             200.83 AND 230.496.


     8.     Pre-Tax Margin-5 Yr Avg
     9.     Net Margin - 5 Yr Avg
     10.    Price to Free Cash Flow
     11.    1 and 3 Year Cap Spending Growth Rate

     Detailed Financials
     1.  Last 10 annuals and last 5 quarters of Sales
     1.     Last 10 annuals and last 5 quarters of CGS
     2.     Last 10 annuals and last 5 quarters of Gross Profit
     3.     Last 10 annuals and last 5 quarters of Gross Profit Margin(%)
     4.     Last 10 annuals and last 5 quarters of SG&A Expense
     5.     Last 10 annuals and last 5 quarters of Operating Income
     6.     Last 10 annuals and last 5 quarters of Operating Income Margin(%)
     7.     Last 10 annuals and last 5 quarters of Nonoperating Income
     8.     Last 10 annuals and last 5 quarters of Nonoperating Expenses
     9.     Last 10 annuals and last 5 quarters of Income Before Taxes
     10.    Last 10 annuals and last 5 quarters of Income Taxes
     11.    Last 10 annuals and last 5 quarters of Net Income After Taxes
     12.    Last 10 annuals and last 5 quarters of Net Income-Cont Operations
     13.    Last 10 annuals and last 5 quarters of Net Income-Disc Operations
     14.    Last 10 annuals and last 5 quarters of Net Income-Total Operations
     15.    Last 10 annuals and last 5 quarters of Total Net Income
     16.    Last 10 annuals and last 5 quarters of  Net Profit Margin(%)
     17.    Last 10 annuals and last 5 quarters of Diluted EPS-Cont Operations
     18.    Last 10 annuals and last 5 quarters of Diluted EPS-Disc Operations
     19.    Last 10 annuals and last 5 quarters of Diluted EPS-Total Operations
     20.    Last 10 annuals and last 5 quarters of Diluted EPS-Total Net Income
     21.    Last 10 annuals and last 5 quarters of Dividends per share
     22.    Last 10 annuals and last 5 quarters of Cash
     23.    Last 10 annuals and last 5 quarters of Net Receivables
     24.    Last 10 annuals and last 5 quarters of Inventories
     25.    Last 10 annuals and last 5 quarters of Other Current Assets
     26.    Last 10 annuals and last 5 quarters of Total Current Assets
     27.    Last 10 annuals and last 5 quarters of Net Fixed Assets
     28.    Last 10 annuals and last 5 quarters of Other Noncurrent Assets
     29.    Last 10 annuals and last 5 quarters of Total Assets
     30.    Last 10 annuals and last 5 quarters of Acc/Payable
     31.    Last 10 annuals and last 5 quarters of Short-Term Debt
     32.    Last 10 annuals and last 5 quarters of Other Current Liabilities
     33.    Last 10 annuals and last 5 quarters of Total Current Liabilities
     34.    Last 10 annuals and last 5 quarters of Long-Term Debt
     35.    Last 10 annuals and last 5 quarters of Other Noncurrent Liabilities
     36.    Last 10 annuals and last 5 quarters of Total Liabilities
     37.    Last 10 annuals and last 5 quarters of Preferred Stock Equity
     38.    Last 10 annuals and last 5 quarters of Common Stock Equity
     39.    Last 10 annuals and last 5 quarters of Total Equity
     40.    Last 10 annuals and last 5 quarters of Shares Outstanding
     41.    Last 10 annuals and last 5 quarters of Net Operating Cash Flow
     42.    Last 10 annuals and last 5 quarters of Net Investing Cash Flow
     43.    Last 10 annuals and last 5 quarters of Net Financing Cash Flow
     44.    Last 10 annuals and last 5 quarters of Net Change in Cash
     45.    Last 10 annuals and last 5 quarters of Depreciation & Amortization
     46.    Last 10 annuals and last 5 quarters of Capital Expenditures
     47.    Last 10 annuals and last 5 quarters of Cash Dividends Paid
     48.    Last 5 Split Dates
     49.    Last 5 Split Factors

     Additional company, may be added to this section under this Agreement:
     1.     Last 10 annual foreign Sales
     2.     Last 10 annual domestic sales
     3.     Last 10 annuals and last 5 quarters of Basic EPS-Cont Ops
     4.     Last 10 annuals and last 5 quarters of Basic EPS-Disc Ops
     5.     Last 10 annuals and last 5 quarters of Basic EPS- Total Ops
     6.     Last 10 annuals and last 5 quarters of Basic EPS-Total Net Income

IV.  STOCKSCREENER-
     1.     Company Name

                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                                                             200.83 AND 230.496.


     2.     Exchange Indicator
     3.     Ticker
     4.     MG 3 Digit Ind Grp
     5.     MG Sequence Number
     6.     Latest Close Price
     7.     52 Week High Price
     8.     52 Week Low Price
     9.     % Price Change Month
     10.    Current P/E Ratio
     11.    5 Yr Avg P/E Ratio
     12.    P/E as % of 3 digit MG Ind Grp
     13.    Price/Equity Ratio
     14.    Price/Sales Ratio
     15.    36 Mo Beta
     16.    Market Value
     17.    Last Shares Out
     18.    Latest 12 Mo Sales
     19.    % Chg Revenue quarterly
     20.    % Chg Revenue YTD
     21.    5 Yr Sales Grw Rate
     22.    Latest 12 Mos Earnings
     23.    Latest 12 Mos EPS
     24.    Cur Qtr Indicator
     25.    Last Reported Qtr date
     26.    % Chg EPS Last Qtr
     27.    % Chg EPS YTD
     28.    5 Yr EPS Grw Rate
     29.    Indicated Div Rate
     30.    Profit Margin Tot Ops
     31.    5 Yr Divd Grw Rate
     32.    ROA
     33.    ROE
     34.    Debt to Equity
     35.    Current Ratio
     36.    Price/Cash Flow
     37.    2 digit MG Ind P/E
     38.    3 digit MG Ind P/E
     39.    2 digit MG Price/Equity
     40.    3 digit MG Price/Equity
     41.    2 digit MG Price/Sales
     42.    3 digit MG Price/Sales
     43.    2 digit MG Price/CF
     44.    3 digit MG Price/CF
     45.    Divd Yield
     46.    % Shares Held by Inst
     47.    Interest Coverage
     48.    12 Mo Total Return
     49.    %Chg Rev 12 mos
     50.    % Chg Total Inc 12 mos
     51.    Operating Profit Margin
     52.    5 Yr Op Margin Grw Rate
     53.    PEG Ratio
     54.    Late Debt/Equity
     55.    Late Curr Ratio
     56.    5 Yr Stock Grw based on 60 mos prices
     57.    5 Yr Total Return

                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                                                             200.83 AND 230.496.


                                   EXHIBIT III

                              TERMS AND CONDITIONS
           OF THE USE OF MEDIA DATA IN HOOVER'S PRODUCTS AND SERVICES

I. COMPANY CAPSULE- As defined in EXHIBIT I and EXHIBIT II, HOOVERS Capsules may be made available on Hoover's Online at www.hoovers.com, through third-party license agreements with other web sites, on-line and intranet systems, and in CD-Rom products and hard copy publications.

     - Hoovers can display Media in tabular or graphical format only. No other uses or presentation of data are permitted under this Agreement.

II. COMPANY PROFILE - As defined in EXHIBIT I and EXHIBIT II, HOOVERS Profiles may be made available on Hoover's On-Line at www.hoovers.com, through third-party license agreements with other web sites, on-line and intranet systems, and in CD-Rom products and hard copy publications.

     - Hoovers may display Media in tabular or graphical format only. No other uses or presentation of data are permitted under this Agreement.

III. HOOVERS ONLINE - As defined in EXHIBIT I and EXHIBIT II, HOOVERS may utilize Media data within its own web site on a "free" and/or "subscription or pay-for-view" basis, as set forth below. Hoover's Online is offered on individual subscription basis as well as through enterprise license arrangements. Private-labeling or co-branding of site is also allowed under this Agreement.

     a) FREE SECTION: Media data that may be offered for free includes (1) data in Company Capsule described in EXHIBIT II and (2) data described under EXHIBIT II, Section III, B, i) offered under section-Summary Annual and Quarterly Financials.

     b) FOR-PAY SECTION: Media data that may be displayed specifically and only behind subscription wall includes (1) data in Company Profile described in EXHIBIT II and (2) data described under EXHIBIT II,
          Section III, B, ii) offered under sections - Current Information, Comparison Data and Detailed Financials.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                                                             200.83 AND 230.496.


     Note: As described in EXHBIT I, under this new Agreement, Hoover's may offer the Current Information section in free section of site.

     - HOOVERS may display Media in tabular or graphical format only. No other uses or presentation of data are permitted under this Agreement.

     - HOOVERS is permitted to display the "for-pay" information for up to 5 companies, outside the subscription wall, for demo purposes.

     - HOOVERS is permitted to use the Media data for "30-day free trails" for individual customers, but is not permitted to otherwise use or display the Media data within the "free" area of HOOVERS service.

     - All web pages displaying Media data will be co-branded with both HOOVERS and Medias' logo.

     - HOOVERS shall have the right to enter into Agreements with third-party firms to license the Media data, only in combination with HOOVERS data, as described under Product EXHIBIT I and Data EXHIBIT II with the HOOVERS Capsule and HOOVERS Profile, as explicitly defined herein, Any other such contractual arrangements ARE NOT part of this Agreement and shall be separate written arrangements, as the parties may mutually agree at their sole discretion.


IV. STOCKSCREENER- As defined in EXHIBIT I and EXHIBIT II, Media data can be utilized within StockScreener service at www.stockscreener.com web site as well as through third-party licensing or co-branding arrangements of this web site service.

     - As part of operation of this service, Media will transmit the Media data to a third party, Data Downlink Corporation, who will maintain a portion of service from their office.

     - The Search Page is basic interface for users to input their selection criteria. It will reside on HOOVER'S web server. The search page will contain advertising as well as service description, links to explanations of financial criteria involved, logos attributing information in service to HOOVERS, Media and Data Downlink, each logo with link to each party's web site.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                                                             200.83 AND 230.496.

     - The Results Page shows results of the user's search in table form, which resides on Data Downlink's server. The results page will contain advertising and names of stocks meeting search criteria, along with numbers involved in search. Users may re-sort the page according to any of the numbers shown on it, thus generating a new page and a new ad impression. The results list will be broken into groups of 20 stocks.